Exhibit 10.2
CONSULTING AGREEMENT
This Consulting Agreement (the “Agreement”) is effective as of this 1st day of July, 2008 (the “Effective Date”), by and between Spectrum Pharmaceuticals, Inc. (“Spectrum”) located at 157 Technology Dr., Irvine California 92618, USA, and Luigi Lenaz, M.D. (“Consultant”), residing at                                                                                 .
AGREEMENT
In consideration of the covenants set forth below, the parties agree as follows:
1.
Consulting Services. Consultant will assist Spectrum by providing strategic advice on clinical development and on drug candidates. From the Effective Date through December 31, 2008, Consultant will provide up to 10 days per month of service; and effective January 1, 2009 through December 31, 2009, up to 5 days per month of service.

2.	Compensation. Spectrum will compensate Consultant as follows:
•
Spectrum will pay Consultant $10,000 per month from the Effective date through December 31, 2008; $5,000 per month through December 31, 2009; and thereafter at a rate of $400 per hour. Any services provided by Consultant to Spectrum in excess of the maximum number of days per month for each year described in Section 1 above will be compensated at a rate of $400 per hour. 50% of Consultant’s travel time during any travel assignment hereunder, including visits to Spectrum’s office, will be deemed to be time incurred in the performance of services hereunder.

•
Spectrum will also reimburse Consultant for all travel and other out of pocket expenses reasonably incurred by Consultant in connection with his consultation services, so long as, in the case of a travel assignment, the assignment is undertaken at the Spectrum’s request or otherwise preapproved by Spectrum in advance. Appropriate documentation should be forwarded to Spectrum showing expenses, substantially in accordance with Spectrum documentation requirements applicable to its employees in the ordinary course.

3.
Term. The term of this Agreement is through December 31, 2010. Thereafter, the Agreement may be renewed for additional periods by mutual agreement of the parties. Notwithstanding the foregoing, either party has the right to terminate the relationship at any time on fifteen (15) days advance notice specifying the effective date of such termination. In the event of any such termination, compensation will be paid for the services rendered and expenses incurred by Consultant for the period up to and including the date of such termination. During the term of the Agreement, Consultant’s restricted stock grants will continue to vest in accordance with their original scheduled terms. In addition, if Spectrum terminates this Agreement prior to December 31, 2010, all of the Consultant’s unvested shares of restricted stock shall fully vest on the date of termination. Consultant acknowledges that such vesting with trigger a tax event which will be reported to the IRS on a Form W-2. Any tax withholding required will be paid to Spectrum.

Spectrum Pharmaceuticals Inc. 157 Technology Drive Irvine, CA 92618
Tel (949) 788-6700 Fax (949) 788-6706

Spectrum Pharmaceuticals, Inc.
Consulting Agreement
4.
Independent Contractor Status and Compliance with Laws. Consultant will be an independent contractor and will have sole control of the manner and means of performing Consultant obligations under this Agreement. Consultant will not be considered an agent or legal representative of Spectrum. Consultant shall have no authority to commit or bind Spectrum in any way. Consultant will be solely responsible for paying all applicable taxes of any manner, including social security and other social welfare taxes or contributions that may be due on amounts received by Consultant hereunder, not including, for the avoidance of doubt, any taxes or other levies that may be imposed on Spectrum with respect to its payment of such amounts to consultant.

5.
Immigration Status. As Consultant is an independent contractor, the parties agree that Spectrum is not responsible for verification of the work authorization of the Consultant and/or the Consultant’s employees, if any. Consultant represents and warrants that the Consultant and any employees of the Consultant used by Consultant to perform the services hereunder, are authorized to work and are not acting and will not act during the terms of the Agreement in violation of the Immigration Reform and Control Act of 1986 and its amendments and the regulations there under. Consultant will indemnify and hold Spectrum harmless against all liabilities, including any fines, penalties, and or attorney’s fees incurred because Consultant and/or Consultant’s employees are not authorized for employment in the United States.

6.
Absence of Conflicts. Consultant warrants that Consultant is free to provide consulting services in accordance with the terms of this Agreement without violation of obligation to any third party, and by providing consultation services to Spectrum Consultant will have no conflict of interest with any third party. For the avoidance of doubt, Consultant may, in the capacity of an independent contractor, provide services to a third party in the oncology or other medical/pharmaceutical area, which shall not, in and of itself, be deemed a conflict of interest.

7.
Rights in Work Product. Spectrum will own all right, title and interest in all data, inventions, discoveries, drug product, formulations, product designs, know-how, formulas, ideas, studies, reports, documents, publications and the like or other information created, by Consultant in the course of, or otherwise arising from, his consulting services hereunder. For the purpose of implementing the foregoing provision, Consultant agrees, as necessary, to assign and hereby assigns to Spectrum his rights, if any, in all copyrights, patents, trademarks, or other intellectual property of any kind referred to by such provision. If applicable, Consultant shall assist Spectrum in applying for, maintaining, or otherwise securing legal protection for the same, and Consultant agrees to execute any papers, documents or letters necessary to vest title in the intellectual property in Spectrum.

8.
Non-compete. Consultant represents that it has disclosed, and will disclose, to Spectrum any agreements that it has, or will have, to work on products that are, or will be, in direct competition with products being developed or marketed by Spectrum.

9.
Hiring of Spectrum Employees. During the term of this Agreement and for a period of one (1) year from the termination of this Agreement, Consultant will not, directly or indirectly, solicit for employment or hire for employment any employee of Company with whom Consultant has had contact or who becomes known to Consultant, whether before or after the date hereof, in connection with providing the consulting services set forth herein.

Spectrum Pharmaceuticals Inc. 157 Technology Drive Irvine, CA 92618
Tel (949) 788-6700 Fax (949) 788-6706

Spectrum Pharmaceuticals, Inc.
Consulting Agreement
10.
Severability. Should any part of this Agreement be unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision will be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement will remain binding upon the parties.

11.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflict of laws.

12.
Entire Agreement, Survival of Certain Provisions and Amendments. This Agreement represents the entire understanding between the parties as of the date of this Agreement with respect to the subject matter described, other than the confidentiality agreement dated April 28, 2008, by and between Consultant and Spectrum, and supersedes all prior agreements, negotiations, understandings, representations, statements, and writings between the parties. Sections 6, 7, 8, 10, 11 and this section 12 will survive any expiration or termination of this Agreement. No modification, alteration, waiver or change in any of the terms of this Agreement will be valid or binding upon the parties unless made in writing and specifically referring to this Agreement and signed by each of the parties listed.

13.	Assignment. Consultant shall not assign, transfer, or subcontract this Agreement or any of his obligations hereunder without the prior written consent of Spectrum.

14.
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument. This Agreement may also be executed by exchange of facsimile transmissions between the parties.

[SIGNATURE PAGE TO FOLLOW]
Spectrum Pharmaceuticals Inc. 157 Technology Drive Irvine, CA 92618
Tel (949) 788-6700 Fax (949) 788-6706

Spectrum Pharmaceuticals, Inc.
Consulting Agreement
Agreed and Accepted as of the date set forth below:

SPECTRUM PHARMACEUTICALS, INC.		LUIGI LENAZ, M.D.

By:	/S/ Rajesh C. Shrotriya, M.D.	By:	/S/ Luigi Lenaz, M.D.

	Rajesh C. Shrotriya, M.D.		Signature
CEO and President

Date:	April 28, 2008	Date:	April 28, 2008

Spectrum Pharmaceuticals Inc. 157 Technology Drive Irvine, CA 92618
Tel (949) 788-6700 Fax (949) 788-6706